UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

_____________________________________________________________________

Date of Report (Date of earliest event reported): May 27, 2020 (May 21, 2020)

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of Principal Executive Offices)	(Zip Code)

(508) 683-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 21, 2020, Boston Scientific Corporation (the “Company”) entered into underwriting agreements (the “Underwriting Agreements”) with J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named in each agreement (collectively, the “Underwriters”), in connection with the public offering, issuance and sale by the Company of (i) 29,382,500 shares of common stock, par value $0.01 per share (the “Common Stock”), which includes the exercise in full by the underwriters of their option to purchase up to 3,832,500 additional shares of Common Stock, at a price to the public of $34.25 per share, less underwriting discounts and commissions and (ii) 10,062,500 shares of the Company’s 5.50% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”), which includes the exercise in full by the underwriters of their overallotment option to purchase up to 1,312,500 additional shares of Common Stock, at a price to the public and liquidation preference of $100.00 per share, less underwriting discounts and commissions, respectively, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-238526) and related prospectus supplements filed with the Securities and Exchange Commission (collectively, the “offerings”).

The Underwriting Agreements contain customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Underwriters and their affiliates have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

The foregoing description of the Underwriting Agreements is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreements, copies of which are filed as Exhibit 1.1 and Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

In connection with the public offering by the Company of the Mandatory Convertible Preferred Stock, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on May 26, 2020 to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of senior securities, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon acceptance of such filing.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on shares of Common Stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series stock ranking on parity with or junior to the Mandatory Convertible Preferred Stock will be purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient amount of cash or number of shares of Common Stock has been set apart for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock. In addition, when dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date, or (ii) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the holders, no dividends may be declared or paid on any parity stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock on a pro rata basis.

Unless earlier converted in accordance with the terms of the Certificate of Designations, each share of Mandatory Convertible Preferred Stock will automatically convert on June 1, 2023 (subject to postponement for certain market disruption events) into between 2.3834 and 2.9197 shares of Common Stock, subject to customary anti-dilution adjustments. The number of shares of Common Stock issuable upon conversion will be determined based on the average volume-weighted average price (VWAP) per share of Common Stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding June 1, 2023.

Subject to the rights of holders of any class or series of the Company’s capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Company’s board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the annual rate of 5.50% of the liquidation preference of $100 per share, payable in cash or, subject to certain limitations, by delivery of shares of Common Stock or any combination of cash and shares of Common Stock, at the Company’s election. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2020 and continuing to, and including, June 1, 2023 to the holders of record of the Mandatory Convertible Preferred Stock as they appear on the Company’s stock register at the close of business on the immediately preceding February 15, May 15, August 15 and November 15, respectively. Until the Company amends or terminates its existing credit agreements that contain a restriction on its ability to pay cash dividends on its capital stock, or such restrictions are no longer effective under the terms of such credit agreements, the Company will pay the relevant dividend in shares of its Common Stock.

Upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such share, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Company’s creditors and holders of shares of its stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any stock ranking junior to the Mandatory Convertible Preferred Stock (including Common Stock).

The above description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 26, 2020, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, which became effective upon acceptance of such filing. The information set forth under Item 3.03 above is incorporated herein by reference.

ITEM 8.01     OTHER EVENTS

The closing of the offerings occurred on May 27, 2020. The net proceeds from the offerings, after deducting underwriting discounts and estimated offering expenses, were approximately $1,949.3 million. As previously announced, the Company used a portion of the combined net proceeds from the offerings to repay in full the remaining $750.0 million outstanding under its $1.25 billion term loan credit facility maturing in April 2021 and to pay related fees, expenses and premiums, after which it was terminated. The remaining proceeds will be used for general corporate purposes, which may include refinancing or repayment of other outstanding indebtedness and funding potential future acquisitions and investments.

A copy of the press release pertaining to the completion of the offerings is filed with this report as Exhibit 99.1 and incorporated herein by reference.

Additionally, in connection with the offerings, the Company is filing legal opinions regarding the validity of the Common Stock and Mandatory Convertible Preferred Stock, attached as Exhibit 5.1 and 5.2, respectively, to this Current Report on Form 8-K.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Stock, dated as of May 21, 2020, among Boston Scientific Corporation and J.P. Morgan Securities LLC and BofA Securities Inc., as representatives of the underwriters.
1.2	Underwriting Agreement relating to the Mandatory Convertible Preferred Stock, dated as of May 21, 2020, among Boston Scientific Corporation and J.P. Morgan Securities LLC and BofA Securities Inc., as representatives of the underwriters.
3.1	Certificate of Designations of the Mandatory Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on May 26, 2020.
4.1	Specimen Certificate of the Mandatory Convertible Preferred Stock (contained in Exhibit 3.1 above).
5.1	Opinion of Shearman & Sterling LLP regarding the legality of the shares of Common Stock, dated May 27, 2020.
5.2	Opinion of Shearman & Sterling LLP regarding the legality of the shares of Mandatory Convertible Preferred Stock, dated May 27, 2020.
23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.2).
99.1	Press Release issued by Boston Scientific Corporation, dated May 27, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 27, 2020	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Vance R. Brown
Vance R. Brown Vice President and Chief Corporate Counsel